Exhibit 99.1

Cellular Biomedicine Group Initiates Patient Recruitment for Clinical Trial in B Cell Maturation Antigen (Anti-BCMA) Chimeric Antigen Receptor T-Cell (CAR-T) Therapy Targeting Multiple Myeloma (MM)

SHANGHAI, China and NEW YORK, NY., January 08, 2019 (PRNNEWSWIRE) -- Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biopharmaceutical firm engaged in the development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announces the initiation of patient recruitment to support the study of anti-BCMA CAR-T therapy targeting relapsed and refractory Multiple Myeloma in China.

“China has seen a substantial increase in the incidence of Multiple Myeloma. As a drug development company, BCMA is the first of multiple assets that CBMG is advancing amongst our oncology pipeline beyond our collaboration with a global leader in cell therapy,” commented Tony (Bizuo) Liu, Chief Executive Officer of the Company. “We plan to provide updates in the near future on the progress of our other proprietary technologies, including anti-CD22 and anti-CD20 CAR-T targeting relapsed Acute Lymphoblastic Leukemia (ALL) and Diffuse Large B-cell Lymphoma (DLBCL) patients post anti-CD19 CAR-T treatment, Alpha Fetoprotein T-cell Receptor (AFP-TCR-T) for Hepatocellular Carcinoma, and next generation Tumor Infiltrating Lymphocytes (TIL) for the treatment of non-small cell lung cancer (NSCLC) and other solid tumor indications. We hope to be able to provide expeditious, safe and effective therapies to cancer patients who currently have limited treatment options.”

About the Study
This Phase I clinical study will enroll 22 patients to evaluate the safety and efficacy of C-CAR088 (anti-BCMA Chimeric Antigen Receptor T-Cell therapy) in patients with relapsed and/or refractory Multiple Myeloma.

About Multiple Myeloma in China
It is estimated that there are 27,800 new cases of Multiple Myeloma, a cancer derived from plasma cells, diagnosed in China each year. With the acceleration of the aging process in China, it is predicted that Multiple Myeloma, with a rapid growth in incidence, will become one of the more significant diseases that affect people’s health in the country. (Source: Blood Cancer J. 2014 Aug 15;4:e239. doi: 10.1038/bcj.2014.55)

About Cellular Biomedicine Group
Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of 12 independent cell production lines, are designed and managed according to both China and U.S. GMP standards.  Our Shanghai facility includes a ”Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific, whose partnerships focus on improving manufacturing processes for cell therapies. The CBMG pipeline includes preclinical compounds targeting CD20-, CD22- and B-cell maturation antigen (BCMA)-specific CAR-T compounds, and T-cell receptor (TCR) and tumor infiltrating lymphocyte (TIL) technologies. A Phase IIb trial in China for Rejoin® autologous Human Adipose-derived Mesenchymal Progenitor Cell (haMPC) for the treatment of Knee Osteoarthritis (KOA) as well as a Phase I trial in China for AlloJoin™ (CBMG’s “Off-the-Shelf” haMPC) for the treatment of KOA are ongoing. CBMG is included in the broad-market Russell 3000® Index and the small-cap Russell 2000® Index, and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include those regarding our ability to implement our plans, strategies and objectives for future operations, including regulatory approval of our IND applications, our plan to configure part of our Shanghai facility with GE Healthcare’s FlexFactory platform, our ability to execute on our obligations under the terms of our licensing and collaboration arrangement with Novartis, our ability to execute on proposed new products, services or development thereof, results of our clinical research and development, regulatory infrastructure governing cell therapy and cellular biopharmaceuticals, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, our ability to seek intellectual property rights for our product candidates, competition in the industry in which we operate, overall market conditions, any statements or assumptions underlying any of the foregoing and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as “may,” “will,” “expects,” “plans,” “intends,” “estimates,” “potential,” or “continue,” or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Derrick C. Li
Head of Strategy and Investor Relations, CBMG
+1 917 717 0994
derrick.li@cellbiomedgroup.com